EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Staples, Inc. of our report dated March 4, 2008 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Corporate Express N.V.’s Annual Report on Form 20-F for the year ended December 31, 2007.

Amsterdam, June 3, 2010
PricewaterhouseCoopers Accountants N.V.

/s/P.R. Baart RA

P.R. Baart RA